UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: January 3, 2006

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

(440) 354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 3, 2006, OurPet’s Company, a Colorado corporation (“OurPet’s”,) acquired the assets and assumed certain liabilities of Pet Zone Products Ltd. (“Pet Zone”), a company that manufactures and distributes pet supply products, for a purchase price consisting of $464,998 in cash, 3,082,000 shares of OurPet’s common stock and warrants to purchase 2,729,000 additional shares of OurPet’s common stock. On January 6, 2006, OurPet’s filed a Form 8-k reporting the transaction. This Amendment No. 1 to the Form 8-K includes the required audited financial statements of Pet Zone.

Item 2.02	Results of Operations and Financial Condition

On March 28, 2006, OurPet’s issued a press release and other financial information regarding its fourth quarter and year end results. The press release and other financial information are attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of Pet Zone for December 31, 2005 are attached as Exhibit 99.2

(b)	Pro Forma Financial Information.

The pro forma financial information of OurPet’s for December 31, 2005 giving effect to the Pet Zone acquisition is attached as Exhibit 99.3.

(c)	Exhibits.

99.1	Press release dated March 28, 2006 regarding fourth quarter and year end results.

99.2	Audited financial statements of Pet Zone for December 31, 2005.

99.3	Pro forma financial information of OurPet’s for December 31, 2005 giving effect to the Pet Zone acquisition.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2006	OurPet’s Company

	By:	/s/ John G. Murchie
John G. Murchie
Vice President, Treasurer and Controller

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 28, 2006 regarding fourth quarter and year end results.

99.2	Audited financial statements of Pet Zone for December 31, 2005.

99.3	Pro forma financial information of OurPet’s giving effect to Pet Zone acquisition.

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